Exhibit 99.1

Climb Global Solutions Reports Second Quarter 2025 Results

Net Sales up 73% to $159.3 Million; Net Income up 74% to $6.0 Million or $1.30 per Share; Adjusted EBITDA (non-GAAP) up 64% to $11.4 Million

EATONTOWN, N.J., July 30, 2025 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the second quarter ended June 30, 2025.

Second Quarter 2025 Summary vs. Same Year-Ago Quarter

●	Net sales increased 73% to $159.3 million.
●	Net income increased 74% to $6.0 million or $1.30 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) increased 68% to $6.4 million or $1.39 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 64% to $11.4 million.
●

Gross billings (a key operational metric defined below) increased 39% to $500.6 million. Distribution segment gross billings increased 40% to $477.0 million, and Solutions segment gross billings increased 19% to $23.5 million.

Management Commentary

“We continued to execute on our core initiatives in Q2, resulting in another period of exceptional performance with material increases across all key financial metrics,” said CEO Dale Foster. “During the quarter, we generated double-digit organic growth by strengthening relationships with key customers, bolstering our line card with new, innovative vendors, and growing our market share in both the U.S. and Europe. We also benefited from the incremental contribution and seasonal strength of Douglas Stewart Software & Services, LLC ("DSS"), which typically sees higher demand from education customers as they ramp ahead of the next school year.

“Looking ahead, we will continue to build on the momentum established in the first half of the year, with a clear focus on driving sustainable growth and operational execution. With our ERP system now fully implemented, we expect to capture operational efficiencies that will enhance scalability and drive operating leverage across our global platform. We also remain focused on identifying strategic acquisition opportunities that can enhance our capabilities and complement our existing footprint. These initiatives, coupled with our robust balance sheet and demonstrated track record of success, will enable us to deliver on both our organic and inorganic growth objectives in 2025 and beyond.”

Dividend

Subsequent to quarter end, on July 29, 2025, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on August 15, 2025, to shareholders of record on August 11, 2025.

Second Quarter 2025 Financial Results

Net sales in the second quarter of 2025 increased 73% to $159.3 million compared to $92.1 million for the same period in 2024. This reflects double digit organic growth from new and existing vendors, as well as contribution from the Company’s acquisition of DSS on July 31, 2024. In addition, gross billings in the second quarter of 2025 increased 39% to $500.6 million compared to $359.8 million in the year-ago period.

Gross profit in the second quarter of 2025 increased 42% to $26.3 million compared to $18.6 million for the same period in 2024. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from DSS.

Selling, general, and administrative (“SG&A”) expenses in the second quarter of 2025 were $16.4 million compared to $13.0 million in the year-ago period. DSS represented $0.9 million of the increase. SG&A as a percentage of gross billings decreased to 3.3% for the second quarter of 2025 compared to 3.6% in the year-ago period.

Net income in the second quarter of 2025 increased 74% to $6.0 million or $1.30 per diluted share, compared to $3.4 million or $0.75 per diluted share for the same period in 2024. Adjusted net income increased 68% to $6.4 million or $1.39 per diluted share, compared to $3.8 million or $0.83 per diluted share for the year-ago period.

Adjusted EBITDA in the second quarter of 2025 increased 64% to $11.4 million compared to $6.9 million for the same period in 2024. The increase was primarily driven by organic growth from both new and existing vendors, as well as contribution from the Company’s acquisition of DSS. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, increased 600 basis points to 43.3% compared to 37.3% for the same period in 2024.

On June 30, 2025, cash and cash equivalents were $28.6 million compared to $29.8 million on December 31, 2024, while working capital increased by $12.2 million during this period. The decrease in cash was primarily attributed to the timing of receivable collections and payables. Climb had $0.5 million of outstanding debt on June 30, 2025, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, July 31, 2025, at 8:30 a.m. Eastern time to discuss its results for the second quarter ended June 30, 2025.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, July 31, 2025
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 225-9448

International dial-in number: (203) 518-9708

Conference ID: CLIMB

Webcast: Climb’s Q2 2025 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the U.S., Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Key Operational Metric

Gross Billings

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, includes amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of the strategic acquisition on our business. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of Douglas Stewart Software & Services, LLC, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, import and export tariffs, interest rate risk and impact thereof, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$28,587	$29,778
Accounts receivable, net of allowance for doubtful accounts of $693 and $588, respectively	289,083	341,597
Inventory, net	3,349	2,447
Prepaid expenses and other current assets	9,164	6,874
Total current assets	330,183	380,696

Equipment and leasehold improvements, net	13,626	12,853
Goodwill	37,270	34,924
Other intangibles, net	35,718	36,550
Right-of-use assets, net	1,509	1,965
Accounts receivable, net of current portion	1,209	1,174
Other assets	649	824
Deferred income tax assets	527	193
Total assets	$420,691	$469,179
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$307,715	$370,397
Lease liability, current portion	727	654
Term loan, current portion	474	560
Total current liabilities	308,916	371,611

Lease liability, net of current portion	1,116	1,685
Deferred income tax liabilities	5,101	4,723
Term loan, net of current portion	—	191
Other non-current liabilities	381	381
Total liabilities	315,514	378,591

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,617,206 and 4,601,302 shares outstanding, respectively	53	53
Additional paid-in capital	40,043	37,977
Treasury stock, at cost, 667,294 and 683,198 shares, respectively	(14,266)	(13,337)
Retained earnings	76,904	68,787
Accumulated other comprehensive income (loss)	2,443	(2,892)
Total stockholders’ equity	105,177	90,588
Total liabilities and stockholders' equity	$420,691	$469,179

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2025	2024	2025	2024

Net sales	$297,328	$184,498	$159,284	$92,076

Cost of sales	247,624	148,921	132,976	73,518

Gross profit	49,704	35,577	26,308	18,558

Selling, general, and administrative expenses	33,112	25,496	16,357	12,974
Depreciation and amortization expense	3,720	1,736	1,982	865
Acquisition related costs	139	592	13	469
Total selling, general and administrative expenses	36,971	27,824	18,352	14,308

Income from operations	12,733	7,753	7,956	4,250

Interest, net	337	557	151	354
Foreign currency transaction (loss) gain	(567)	(246)	14	(162)
Change in fair value of acquisition contingent consideration	(515)	—	(379)	—
Income before provision for income taxes	11,988	8,064	7,742	4,442
Provision for income taxes	2,338	1,903	1,774	1,012

Net income	$9,650	$6,161	$5,968	$3,430

Income per common share-Basic	$2.11	$1.35	$1.30	$0.75
Income per common share-Diluted	$2.11	$1.35	$1.30	$0.75

Weighted average common shares outstanding — Basic	4,509	4,449	4,521	4,461
Weighted average common shares outstanding — Diluted	4,509	4,449	4,521	4,461

Dividends paid per common share	$0.34	$0.34	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP) (1):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
Net income reconciled to adjusted EBITDA (Non-GAAP):	2025	2024	2025	2024

Net income	$9,650	$6,161	$5,968	$3,430
Provision for income taxes	2,338	1,903	1,774	1,012
Depreciation and amortization	3,720	1,736	1,982	865
Interest expense	159	161	90	60
EBITDA	15,867	9,961	9,814	5,367
Share-based compensation	2,496	1,906	1,173	1,084
Acquisition related costs	139	592	13	469
Change in fair value of acquisition contingent consideration	515	—	379	—
Adjusted EBITDA	$19,017	$12,459	$11,379	$6,920

(1)

We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, acquisition related costs and change in fair value of acquisition contingent consideration. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (2):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(23)	$(17)	$(11)	$(11)
Interest income	(473)	(701)	(230)	(403)
Interest expense	159	161	90	60
Interest, net	$(337)	$(557)	$(151)	$(354)

(2)

We define adjusted net income as net income excluding acquisition related costs, net of income taxes and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income and adjusted net income per common share as supplemental measures of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that adjusted net income and adjust net income per common share provide useful information to investors and others in understanding and evaluating our operating results. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (3):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024

Net income	$9,650	$6,161	$5,968	$3,430
Acquisition related costs, net of income taxes	104	444	10	352
Change in fair value of acquisition contingent consideration	515	—	379	—
Adjusted net income	$10,269	$6,605	$6,357	$3,782

Adjusted net income per common share - diluted	$2.25	$1.45	$1.39	$0.83

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024

Distribution gross billings	$930,619	$674,704	$477,043	$340,067
Solutions gross billings	44,531	40,406	23,510	19,774
Total gross billings	$975,150	$715,110	$500,553	$359,841

(3)

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, include amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.